SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SPANISH BROADCASTING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SPANISH BROADCASTING SYSTEM, INC.
2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133

June 19, 2003

Dear Stockholders:

      You are cordially invited to attend the Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”), which will be held on Thursday, July 10, 2003, at 10:00 a.m., E.T., in the Top of the Grand Ballroom of the Wyndham Grand Bay, 2669 South Bayshore Drive, Coconut Grove, Florida 33133 (the “Annual Meeting”).

      At the meeting, stockholders of SBS will be asked to consider and act upon the election of directors. This matter is described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

      We recommend that you vote in favor of the proposal. Your vote is important regardless of the number of shares you own, and we strongly encourage you to participate by voting your shares whether or not you plan to attend the meeting. Please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

      Included with the attached Proxy Statement is a copy of SBS’s Annual Report on Form 10-K for fiscal year 2002. We encourage you to read the Annual Report. It includes information on SBS’s operations and markets, as well as SBS’s audited consolidated financial statements.

      We look forward to seeing you at the Annual Meeting.

Sincerely,

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
VOTING RIGHTS AND SOLICITATION OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
PROPOSAL ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN COMMITTEES THEREOF
EXECUTIVE COMPENSATION
STOCK OPTIONS
DIRECTOR COMPENSATION
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
INDEPENDENT PUBLIC ACCOUNTANTS
AUDIT AND NON-AUDIT FEES
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS

SPANISH BROADCASTING SYSTEM, INC.
2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on
July 10, 2003

Dear Stockholders:

      The Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”) will be held on Thursday, July 10, 2003, at 10:00 a.m., E.T., in the Top of the Grand Ballroom of the Wyndham Grand Bay, 2669 South Bayshore Drive, Coconut Grove, Florida 33133 (the “Annual Meeting”), for the following purposes:

1.	To elect the six members of the Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify.

2.	To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

      Stockholders of record at the close of business on May 12, 2003 are entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof.

By Order of the Board of Directors

Joseph A. García
Chief Financial Officer,
Executive Vice President and Secretary

Coconut Grove, Florida

June 19, 2003

PROXY STATEMENT

June 19, 2003

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Spanish Broadcasting System, Inc., a Delaware corporation (“SBS”), of proxies for use at the Annual Meeting of Stockholders of SBS (the “Annual Meeting”). All references in this Proxy Statement to “we”, “our”, or “us” refer to SBS.

      The Annual Meeting will be held on Thursday, July 10, 2003, at 10:00 a.m., E.T., in the Top of the Grand Ballroom of the Wyndham Grand Bay, 2669 South Bayshore Drive, Coconut Grove, Florida 33133. All holders of record of our Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 per share (the “Class B common stock”), at the close of business on May 12, 2003 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 37,076,655 shares of Class A common stock outstanding and entitled to vote and 27,605,150 shares of Class B common stock outstanding and entitled to vote.

      This Proxy Statement, the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 29, 2002, containing audited financial statements, are first being mailed to stockholders on or about June 19, 2003. Our Annual Report contains the information required by Rule 14a-3 of the Securities Exchange Act of 1934, as amended, and is not a part of the proxy soliciting materials.

VOTING RIGHTS AND SOLICITATION OF PROXIES

      Stockholders are entitled to one vote for each share of Class A common stock they hold and ten votes for each share of Class B common stock they hold, on each matter presented. Shares of Class A common stock and Class B common stock may not be voted cumulatively.

      The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Class A common stock and Class B common stock, voting together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting must be given other than by announcement at the Annual Meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original Annual Meeting.

      Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors requires a majority of the votes cast at the Annual Meeting. Abstentions will count as a vote against the proposal, and broker non-votes will not count toward the vote on the proposal.

      Stockholders are requested to complete, sign, and date the accompanying proxy card and return it promptly to SBS so that it is received by the date of the Annual Meeting. A stockholder may revoke a proxy submitted to SBS at any time before it is voted at the Annual Meeting by (1) sending written notice of revocation to SBS addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer, (2) executing and submitting a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Subject to such revocation, all proxies duly executed and received prior to or during the Annual Meeting will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposal listed on the proxy card. As to other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies, who were selected by the Board of Directors, will take such actions as they, in their discretion, may deem advisable.

      We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of SBS common stock. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers, and other employees of SBS in person or by telephone or facsimile, but these individuals will not be separately compensated for such solicitation services. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, nominees and institutional holders for a fee of approximately $1,500, plus out-of-pocket expenses.

Information to Rely Upon When Casting Your Votes

      You should rely only on the information contained in this Proxy Statement when casting your votes. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this Proxy Statement. You should not rely on any information or representation not contained in this Proxy Statement as having been authorized by us. You should not infer that there has not been a change in the facts set forth in this Proxy Statement or in our affairs since the date of this Proxy Statement. This Proxy Statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

      The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of June 11, 2003, by:

•	each person known by us to beneficially own more than 5% of any class of common stock;

•	each director, each nominee for director and each executive officer named in the Summary Compensation Table; and

•	all named executive officers, directors and nominees for director as a group.

      Unless indicated otherwise below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

	Class A Shares		Class B Shares
					Percent of	Percent of
		Percent of		Percent of	Total	Total
	Number of	Class A	Number of	Class B	Economic	Voting
Name and Address(1)(2)	Shares	Shares	Shares	Shares	Interest	Power

Raúl Alarcón, Jr.(3)	400,000	1.1%	26,000,000	94.2%	40.6%	83.1%
Pablo Raúl Alarcón, Sr.(4)	—	—	1,070,000	3.9%	1.7%	3.4%
Joseph A. García(5)	330,000	*	—	—	*	*
William B. Tanner(6)	248,552	*	—	—	*	*
Jason L. Shrinsky(7)	55,000	*	—	—	*	*
Carl Parmer(8)	91,100	*	—	—	*	*
Jack Langer	—	—	—	—	—	—
Dan Mason	—	—	—	—	—	—

All named executive officers and directors as a group(9)	1,124,652	3.0%	27,070,000	98.1%	42.9%	86.5%
T. Rowe Price Associates, Inc.(10)	4,502,950	12.1%	—	—	7.0%	1.4%
TCW entities(11)	2,877,982	7.8%	—	—	4.4%	*
Dimensional Fund Advisors, Inc.(12)	2,058,300	5.6%	—	—	3.2%	*

*	Indicates less than 1%.

(1)	The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133.

(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(3)	Includes 400,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(4)	Mr. Pablo Raúl Alarcón, Sr.’s shares are held in a Flint Trust with Mr. Alarcón, Sr. as sole beneficiary.

(5)	Includes 320,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(6)	Shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(7)	Includes 40,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table. Mr. Shrinsky holds these options for the benefit of his law firm, Kaye Scholer LLP. Mr. Shrinsky shares ownership of, and voting and investment power for, 15,000 shares of Class A common stock with his spouse.

(8)	Represents 71,100 shares of Class A common stock owned indirectly through Henry Carlson Parmer, Jr. Living Trust and 20,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(9)	Includes 1,028,552 shares of Class A common stock issuable upon the exercise of options that the holders have the right to exercise within sixty days of the date of this table.

(10)	The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,150,700 shares, no voting power with respect to 3,352,250 shares and sole investment power with respect to all the shares. The shares are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment advisor. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares. We obtained the share ownership information from a Form 13F filed by T. Rowe Price Associates, Inc. on May 14, 2003.

(11)	Represents shares held by Trust Company of the West, TCW Asset Management Company and TCW Investment Management Company (together, the “TCW Entities”). The address of the TCW Entities is 865 South Figueroa Street, Los Angeles, California 90017. The parent holding company of the TCW Entities is The TCW Group, Inc. The TCW Group, Inc. possesses shared voting and investment power with respect to these shares. Société Genérale S.A., a company incorporated under the laws of France, may be deemed to control The TCW Group, Inc. and its direct and indirect subsidiaries. The TCW Group, Inc. provided this information directly to us on June 11, 2003.

(12)	Represents shares owned by advisory clients of Dimensional Funds Advisors Inc. for which Dimensional Fund Advisors Inc. possesses sole voting and investment power. Dimensional Fund Advisors Inc. disclaims beneficial ownership of these shares. The address of Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401. We obtained the share ownership information from a Form 13F filed by Dimensional Fund Advisors Inc. on April 15, 2003.

Equity Compensation Plan Information

      The following table sets forth, as of December 29, 2002, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans.

Equity Compensation Plan Information

as of December 29, 2002

			(c)
	(a)		Number of Securities
	Number of Shares to	(b)	Remaining Available for
	be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (excluding
Plan Category	Warrants and Rights	Warrants and Rights	Column (a))

Equity Compensation Plans Approved by Shareholders
1999 Stock Option Plan	1,764,952	$12.97	1,235,048
Non-Employee Director Stock Option Plan	150,000	11.67	150,000
Equity Compensation Plans Not Approved by Shareholders
Options issued to a former director(*)	250,000	20.00	—

Total	2,164,952		1,385,048

(*)	Upon the closing of our initial public offering on November 2, 1999, we granted a stock option to purchase 250,000 shares of Class A common stock to Arnold Sheiffer for his past services as a director of SBS. Mr. Sheiffer served as a director of SBS from 1996 until 1999.

PROPOSAL

ELECTION OF DIRECTORS

      Six directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to hold office until the next annual meeting or until their respective successors have been elected and qualify. The Board of Directors has designated as nominees: Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Jason L. Shrinsky and Carl Parmer, each of whom currently serves as a member of the Board of Directors, and Jack Langer and Dan Mason, who have not previously served as directors of SBS. If elected, Messrs. Langer and Mason will serve on the Board of Directors as independent members. Unless instructed to the contrary, the persons named in the enclosed proxy card will vote the shares covered by each proxy for the election of all the nominees named above. Although the Board of Directors does not anticipate that any nominee will be unavailable for election, in the event of such an occurrence, the proxies will be voted for such substitute, if any, as the Board of Directors may designate.

      The election of directors requires a majority of the votes cast at the Annual Meeting. Votes withheld will count as votes against the election of a director, and broker non-votes will not count toward the vote on this proposal. There is no cumulative voting for the election of directors.

      The Board of Directors recommends that each holder of Class A common stock and each holder of Class B common stock vote “FOR” the election of each of the nominees listed below.

NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS

      The following table sets forth information concerning the six nominees for director, followed by information concerning executive officers. Each of our directors and executive officers serves until his successor is elected and qualifies.

Name	Age	Position with SBS

Incumbent Nominees for Director
Raúl Alarcón, Jr.	47	Chairman of the Board of Directors, Chief Executive Officer and President
Pablo Raúl Alarcón, Sr.	77	Chairman Emeritus and Director
Jason L. Shrinsky	65	Director
Carl Parmer	45	Director
New Nominees for Director
Jack Langer	54	Director Nominee
Dan Mason	52	Director Nominee
Executive Officers
Joseph A. García	58	Chief Financial Officer, Executive Vice President and Secretary
William B. Tanner	58	Executive Vice President of Programming

      Raúl Alarcón, Jr. joined SBS in 1983 as an account executive and has been President and a director since October 1985 and Chief Executive Officer since June 1994. On November 2, 1999, Mr. Alarcón, Jr. became Chairman of the Board of Directors and continues as our Chief Executive Officer and President. Currently, Mr. Alarcón, Jr. is responsible for our long-range strategic planning and operational matters and is instrumental in the acquisition and related financing of each of our radio stations. Mr. Alarcón, Jr. is the son of Pablo Raúl Alarcón, Sr.

      Pablo Raúl Alarcón, Sr. founded SBS in 1983 and was our Chairman of the Board of Directors from March 1983 until November 2, 1999, when he became Chairman Emeritus. Mr. Alarcón, Sr. continues to be a member of our Board of Directors. Mr. Alarcón, Sr. has been involved in Spanish-language radio broadcasting since the early 1950’s when he established his first radio station in Camagüey, Cuba. Upon his arrival in the United States, Mr. Alarcón, Sr. continued his career in radio broadcasting and was an on-air personality for a New York radio station before being promoted to programming director. Mr. Alarcón, Sr. subsequently owned and operated a recording studio and an advertising agency before purchasing our first radio station in 1983. Mr. Alarcón, Sr. is Raúl Alarcón, Jr.’s father.

      Jason L. Shrinsky became one of our directors on November 2, 1999. Mr. Shrinsky is a partner of the law firm of Kaye Scholer LLP, where he has been a partner since 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Kaye Scholer LLP has served as our legal counsel for more than 18 years.

      Carl Parmer became one of our directors on August 9, 2001. Mr. Parmer has an extensive background in the ownership and management of radio and television companies throughout the United States. Mr. Parmer was the President and co-Chief Executive Officer of Heftel Broadcasting Corporation (predecessor of Hispanic Broadcasting Corporation) from 1991 to 1996. Mr. Parmer has been President and CEO of Broadcasting Management, Inc. since 1996. Mr. Parmer began his career in broadcasting in 1991 after several years of experience on Wall Street, including a position as Vice President and shareholder of Kidder Peabody & Co., Inc.

      Jack Langer has over 27 years of investment banking experience and was most recently Managing Director and Global Co-Head of the Media Group at Lehman Brothers, Inc. from 1997 to 2002. He has also held Managing Director and Head of Media Group positions at Bankers Trust & Company, Kidder

Peabody & Co., Inc. and Drexel, Burnham Lambert & Co. Mr. Langer has extensive experience in advising media companies on financial strategies, financings and acquisitions.

      Dan Mason, a veteran of the radio broadcasting industry with nearly 30 years of experience, was most recently President of Infinity Radio from 1999 to 2002 and President of CBS Radio from 1995 to 1999. Mr. Mason currently serves as a consultant to various companies in the radio broadcasting industry. Besides his tenure at Infinity Radio and CBS Radio, Mr. Mason has also served as President of Group W Radio and Cook Inlet Radio Partners, L.P.

      Joseph A. García has been Chief Financial Officer since 1984, Executive Vice President since 1996 and Secretary since November 2, 1999. Mr. García is responsible for the financial affairs of SBS, day-to-day operational matters and investor relations, and he has been instrumental in the acquisition of our radio stations. Before joining SBS in 1984, Mr. García spent thirteen years in international financial planning positions with Philip Morris Companies, Inc. and Revlon, Inc., where he was Manager of Financial Planning for Revlon — Latin America.

      William B. Tanner has served as our Executive Vice President of Programming since August 31, 2000. Prior to joining us, Mr. Tanner was the Vice President of Programming at Hispanic Broadcasting Corporation for six years. Mr. Tanner began his career in the radio broadcasting industry as an on-air personality and radio programmer.

      See “Certain Relationships and Related Transactions.”

INFORMATION CONCERNING THE BOARD OF DIRECTORS

AND CERTAIN COMMITTEES THEREOF

      Our Board of Directors has an Audit Committee and a Compensation Committee. There is no Nominating Committee of the Board of Directors.

      The current members of the Audit Committee are Jason L. Shrinsky and Carl Parmer. Although Castor Fernandez resigned from the Audit Committee during fiscal year 2002, he attended three of the four Audit Committee meetings held during such year. Both the current members of the Audit Committee and former member Mr. Fernandez are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. In light of the nomination of two new individuals for election to the Board of Directors as independent members, we expect the Audit Committee to be reconstituted immediately after the Annual Meeting. The primary function of the Audit Committee is to provide advice with respect to financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information to be provided by SBS to any governmental body or the public, (ii) our systems of internal controls that management and the Board of Directors have established, and (iii) our auditing, accounting and financial reporting processes generally. The Audit Committee’s primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor SBS’s financial reporting processes and internal control system, (ii) review and appraise the audit efforts of SBS’s independent accountants and the internal auditing process and (iii) provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee which was included as an appendix to our Proxy Statement relating to fiscal year 2000. The Audit Committee held four meetings during fiscal year 2002 and one meeting during the three-month transitional period ended December 30, 2001.

      The current members of the Compensation Committee are Jason L. Shrinsky and Carl Parmer. Castor Fernandez was a member of the Compensation Committee during all of fiscal year 2002, but he resigned from the Board of Directors during the second quarter of fiscal year 2003. Raúl Alarcón, Jr. resigned as a member of the Compensation Committee effective December 31, 2001. In light of the nomination of two new individuals for election to the Board of Directors as independent members, we expect the Compensation Committee to be reconstituted immediately after the Annual Meeting. The functions of the Compensation Committee are to (i) approve policies, plans and performance criteria concerning the salaries, bonuses and other compensation of the executive officers of SBS, (ii) review and approve the salaries, bonuses, stock options and other compensation of the executive officers of SBS, (iii) review the compensation programs for other key employees, including salaries, bonuses and stock options, (iv) establish and review policies regarding executive officer perquisites, (v) engage experts on compensation matters, if and when the members of the Compensation Committee deem it proper or advisable to do so, and (vi) perform such other duties as shall from time to time be delegated by the Board of Directors. The Compensation Committee held two meetings during fiscal year 2002 and one meeting during the three-month transitional period ended December 30, 2001.

      The Stock Option Committee was dissolved on May 6, 2002 and its function of reviewing and approving all stock option grants to executive officers, managers and employees was delegated to the Compensation Committee on such date. During fiscal year 2002, prior to its dissolution, the Stock Option Committee’s members were Jason L. Shrinsky, Castor Fernandez and Carl Parmer. The Stock Option Committee held one meeting during fiscal year 2002 and did not meet during the three-month transitional period ended December 30, 2001.

      The Board of Directors held one meeting during fiscal year 2002 and one meeting during the three-month transitional period ended December 30, 2001. Each incumbent director who was a director of SBS during fiscal year 2002 attended more than 75% of the aggregate number of meetings of the Board of Directors and the committees of which he was a member that were held during the period of his membership on the Board of Directors and such committee(s).

EXECUTIVE COMPENSATION

      The following table sets forth all compensation awarded to, earned by or paid for services rendered to SBS and its subsidiaries, in all capacities during the fiscal years ended December 29, 2002, September 30, 2001 and September 24, 2000, by our Chief Executive Officer and President and our next highest paid executive officers as of December 29, 2002, whose total annual salary and bonus exceeded $100,000.

Summary Compensation Table

									Long Term
									Compensation
									Awards
	Annual Compensation
									Securities
							Other Annual		Underlying
Name	Principal Position	Year	Salary ($)		Bonus ($)		Compensation ($)		Options/SARs (#)

Raúl Alarcón, Jr.	Chief Executive	2002	$1,226,888		$790,629		$101,008	(a)	100,000
	Officer, President	2001	1,000,000		792,864		155,531	(a)	100,000
	and Chairman of	2000	1,000,000		1,000,000		201,829	(a)	100,000
	the Board of Directors
Joseph A. García	Executive Vice	2002	$423,077	(b)	$200,000		—	(c)	150,000
	President, Chief	2001	379,615		100,000	(d)	—	(c)	100,000
	Financial Officer	2000	300,000		150,000		—	(c)	250,000
	and Secretary
William B. Tanner	Executive Vice	2002	$563,582		$192,000		$154,742	(e)	15,000
	President of	2001	530,058		18,000		156,572	(e)	15,000
	Programming	2000	—		—		—		218,552

(a)	Mr. Alarcón, Jr. received personal benefits in addition to his salary and bonus, including the use of automobiles. We paid an aggregate of $98,388, $123,611 and $85,329 in fiscal years 2002, 2001 and 2000, respectively, for automobiles used by Mr. Alarcón, Jr., including driver’s salary. The amount noted in the table for fiscal year 2000 includes $116,500 paid by SBS for living quarters for Mr. Alarcón, Jr. and his family in Key Biscayne, Florida pending completion of the construction of their residential home in Miami, Florida, after SBS moved its corporate headquarters from New York to Florida. As a result of Mr. Alarcón, Jr.’s relocation to his newly constructed home, our last rent payment for his apartment in Key Biscayne was made on November 30, 2000. The amounts noted in the table exclude payments made by us in connection with our lease of an apartment in New York City owned by Mr. Alarcón, Jr., which was terminated in September 2002. Mr. Alarcón, Jr. and others used the apartment while in New York on SBS business.

(b)	Includes $23,077 paid to Mr. García for unused vacation time from prior years.

(c)	Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $50,000 or 10% of the total of annual salary and bonus.

(d)	Reflects bonus earned for performance in fiscal year 2001 which Mr. García received in January 2002.

(e)	In each of November 2001 and December 2002, we made a payment of $154,742 to Mr. Tanner pursuant to a side letter agreement to Mr. Tanner’s employment agreement which required us to make these payments to him if the price of our Class A common stock had not reached specified levels by August 30, 2001 and August 30, 2002, respectively. Such amounts were accrued in our consolidated financial statements in the fiscal year ended September 30, 2001.

      The following table sets forth all compensation awarded to, earned by or paid for services rendered to SBS and its subsidiaries, in all capacities during the three-month transitional period ended December 30, 2001, by our Chief Executive Officer and President and our next highest paid executive officers as of December 29, 2002, whose total annual salary and bonus exceeded $100,000.

						Long Term
						Compensation
						Awards
	Transitional Period Compensation
						Securities
				Other		Underlying
Name	Principal Position	Salary ($)	Bonus ($)	Compensation ($)		Options/SARs (#)

Raúl Alarcón, Jr.	Chief Executive Officer, President and Chairman of the Board of Directors	$306,722	$—	$32,382	(a)	100,000
Joseph A. García	Executive Vice President, Chief Financial Officer and Secretary	$100,000	$—	—	(b)	—
William B. Tanner	Executive Vice President of Programming	$148,625	$38,500	—	(b)	—

(a)	Mr. Alarcón, Jr. received personal benefits in addition to his salary and bonus, including the use of automobiles. We paid an aggregate of $31,827 during the three-month transitional period ended December 30, 2001, for automobiles used by Mr. Alarcón, Jr., including driver’s salary. The amount noted in the table excludes payments made by us in connection with our lease of an apartment in New York City owned by Mr. Alarcón, Jr., which was terminated in September 2002. Mr. Alarcón, Jr. and others used the apartment while in New York on SBS business.

(b)	Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $12,500 or 10% of the total of salary and bonus for the transitional period.

STOCK OPTIONS

      The following table sets forth information concerning the grant of stock options to each of the named executive officers in the fiscal year ended December 29, 2002.

Option/SAR Grants in Last Fiscal Year

	Individual Grants

		Percent of
	Number of	Total			Potential Realizable Value
	Securities	Options/SARs			at Assumed Annual Rates
	Underlying	Granted to	Exercise		of Stock Price Appreciation
	Options/SARs	Employees in	or Base		for Option Term
	Granted	Fiscal Year	Price	Expiration
Name	(#)(a)	2002	($/Sh)	Date	5% ($)	10% ($)

Raúl Alarcón, Jr.	100,000(b)	32.0%	$6.13	10/27/12	$385,512	$976,964
Joseph A. García	150,000(c)	48.0	$9.10	1/16/12	858,441	2,175,458
William B. Tanner	15,000(d)	4.8	$7.07	8/31/07	29,300	64,745

(a)	Each option was granted under our 1999 Stock Option Plan. The options that are not otherwise exercisable prior to a change in control of SBS will become exercisable on the date of a change in control of SBS and will remain exercisable for the remainder of the term of the options, as discussed in our 1999 Stock Option Plan.

(b)	Raúl Alarcón, Jr.’s option vested and became exercisable immediately upon the granting of such option on October 27, 2002.

(c)	Twenty percent of Joseph A. García’s option vested immediately on January 16, 2002, the date of grant, and the rest vests ratably over a four-year period.

(d)	William B. Tanner’s option vested and became exercisable immediately upon the granting of such option on August 31, 2002.

      The following table sets forth information concerning the grant of stock options to each of the named executive officers in the three-month transitional period ended December 30, 2001.

Option/SAR Grants in Three-Month Transitional Period

	Individual Grants				Potential Realizable Value
at Assumed Annual Rates
	Number of	Percent of Total			of Stock Price
	Securities	Options/SARs			Appreciation for Option
	Underlying	Granted to	Exercise		Term
	Options/SARs	Employees in Three-	or Base Price	Expiration
Name	Granted (#)	Month Period	($/Sh)	Date	5% ($)	10% ($)

Raúl Alarcón, Jr.	100,000 (a)	40.8%	$7.77	10/27/11	$488,651	$1,238,338
Joseph A. García	—	—	—	—	—	—
William B. Tanner	—	—	—	—	—	—

(a)	Raúl Alarcón, Jr.’s option vested and became exercisable immediately upon the granting of such option on October 27, 2001.

      The following table sets forth certain information regarding stock options exercised by the named executive officers during fiscal year 2002, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by both exercisable and nonexercisable stock options as of December 29, 2002. Also reported are the values of “in the money” options which represent the positive spread between the exercise price of any existing stock options and the Class A common stock price as of December 29, 2002.

Aggregated Option/SAR Exercises in Last Fiscal

Year and Fiscal Year End Options/SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options at
	Shares	Value	Fiscal Year End (#)		Fiscal Year End ($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raúl Alarcón, Jr.	—	—	400,000	—	$112,000	—
Joseph A. García	—	—	290,000	210,000	$146,220	$97,480
William B. Tanner	—	—	248,552	—	$2,700	—

      The following table sets forth certain information regarding stock options exercised by the named executive officers during the three-month transitional period ended December 30, 2001, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by both exercisable and nonexercisable stock options as of December 30, 2001. Also reported are the values of “in the money” options which represent the positive spread between the exercise price of any existing stock options and the Class A common stock price as of December 30, 2001.

Aggregated Option/SAR Exercises in Three-Month Transitional Period

and Three-Month Transitional Period Options/SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options at
			End of Three-Month		End of Three-Month
	Shares	Value	Transitional Period (#)		Transitional Period ($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raúl Alarcón, Jr.	—	—	300,000	—	$214,130	—
Joseph A. García	—	—	190,000	160,000	$195,080	$292,620
William B. Tanner	—	—	160,701	72,851	—	—

DIRECTOR COMPENSATION

      All directors are reimbursed for their out-of-pocket expenses incurred in connection with their services as directors. Directors who are officers do not receive compensation for serving on our Board of Directors. Our non-employee directors are eligible to receive options under our Non-Employee Director Stock Option Plan.

      In connection with his election to the Board of Directors on November 2, 1999, we granted Jason L. Shrinsky an option to purchase 50,000 shares of Class A common stock, with an exercise price of $20.00 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years. Mr. Shrinsky holds his options for the benefit of his law firm, Kaye Scholer LLP. See “Stock Plans — Non-Employee Director Stock Option Plan.”

      Effective as of October 29, 2001, in connection with the election of Castor Fernandez and Carl Parmer to our Board of Directors on August 9, 2001, we granted each of Messrs. Fernandez and Parmer options to purchase 50,000 shares of Class A common stock, with an exercise price of $7.50 per share, of which, options to purchase 10,000 shares vested on October 29, 2001, options to purchase 10,000 shares vested on October 29, 2002, and in the case of Mr. Parmer, the remaining options to purchase 30,000 shares vest ratably over three years. Mr. Fernandez resigned as a member of the Board of Directors on April 11, 2003 and all his vested and unvested options have terminated.

      During the fiscal year ended December 29, 2002, Pablo Raúl Alarcón, Sr., José Grimalt, Castor Fernandez and Carl Parmer each received a payment in the amount of $20,000 in directors’ fees. Mr. Shrinsky declined to accept such fee. We also paid for the use of automobiles by Mr. Alarcón, Sr. in the amount of $32,971.

      In order to attract and retain independent directors, the Board of Directors has determined that the annual fees paid to non-employee directors for service on the Board of Directors and committees for the upcoming term of office should consist of: $50,000 for service on the Board of Directors; $50,000 for service on the Audit Committee and $25,000 for service on the Compensation Committee.

EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Raúl Alarcón, Jr.

      We have an employment agreement with Raúl Alarcón, Jr. dated as of October 25, 1999, pursuant to which Mr. Alarcón, Jr. serves as our Chairman of the Board of Directors, Chief Executive Officer and President. The agreement became effective on October 27, 1999, expires on December 31, 2004 and renews for successive one-year periods after December 31, 2004. The agreement provides for a base salary of not less than $1.0 million for each year of the employment term, which may be increased by the Board of Directors. Under the terms of the agreement, Mr. Alarcón, Jr. will be paid an annual cash performance bonus based on annual same station broadcast cash flow growth or a greater amount in the discretion of the Board of Directors. Mr. Alarcón, Jr. has the right to receive options to purchase 100,000 shares of Class A common stock each year of the employment term at an exercise price equal to the fair market value of our Class A common stock on the respective grant date. Mr. Alarcón, Jr. is also entitled to participate in our employee benefit plans and to receive other non-salary benefits, such as health insurance, life insurance, reimbursement for business related expenses and reimbursement for personal tax and accounting expenses. The agreement provides that Mr. Alarcón, Jr.’s employment may be terminated at the election of the Board of Directors upon his disability or for cause (as defined in the agreement). Pursuant to the agreement, Mr. Alarcón, Jr. is entitled to the use of one automobile and driver at our expense.

Joseph A. García

      We have an employment agreement with Joseph A. García dated as of December 7, 2000, pursuant to which Mr. García serves as our Chief Financial Officer, Executive Vice President and Secretary. The agreement became effective on December 7, 2000 and expires on December 7, 2005. Mr. García receives an annual base salary of $400,000. In addition, Mr. García is entitled to receive an annual cash bonus to be determined by the Board of Directors, based on performance and operating targets achieved by SBS. Mr. García received an option to purchase 100,000 shares of Class A common stock, with 20% vesting immediately and the rest vesting ratably over a four-year period at an exercise price of $4.81 per share, for past performance. Mr. García is entitled to receive standard employee benefits provided to all of our executives, such as health, life and long-term disability insurance and reimbursement for business related expenses. Prior to December 7, 2000, we had an employment agreement with Joseph A. García dated as of October 25, 1999 (the “1999 Employment Agreement”), which was superceded by the current agreement. Under the 1999 Employment Agreement, Mr. García received an option to purchase 250,000 shares of Class A common stock, with 20% vesting immediately and the rest vesting ratably over a four-year period at an exercise price of $20.00 per share.

William B. Tanner

      We have an employment agreement with William B. Tanner dated as of August 31, 2000, pursuant to which Mr. Tanner serves as our Executive Vice President of Programming. The term of the agreement is from August 31, 2000 to August 31, 2005. The agreement provides for an annual base salary of $475,000, with an annual 10% increase over the prior year’s base salary. Mr. Tanner is entitled to receive quarterly bonuses based on SBS radio stations achieving certain Arbitron® ratings. Under the terms of the agreement, Mr. Tanner received (1) an option to purchase 218,552 shares of Class A common stock, with 33% vesting immediately and the rest vesting ratably over a two-year period, and (2) options to purchase an aggregate of 75,000 shares of Class A common stock to be granted ratably over a five-year period, at an exercise price equal to the closing price of our Class A common stock on the immediately preceding business day of each respective grant date. Mr. Tanner is also entitled to receive standard employee benefits provided to all of our similarly situated executives, such as health, life and long-term disability insurance and reimbursement of business related expenses. He is also entitled to payment of power and telephone bills for a Los Angeles residence and a monthly automobile allowance.

Stock Plans

1999 Stock Option Plan

      We adopted an option plan to incentivize our present and future executives, managers and other employees through equity ownership. The option plan provides for the granting of stock options to individuals selected by the Compensation Committee of the Board of Directors (or a subcommittee of the Compensation Committee or by the Board of Directors if such committees are not appointed). An aggregate of 3,000,000 shares of Class A common stock have been reserved for issuance under this option plan. The option plan allows us to tailor incentive compensation for the retention of personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. During the fiscal year ended December 29, 2002, options to purchase 312,500 shares of Class A common stock were granted under this plan at exercise prices ranging from $5.71 to $15.48 per share.

      The Compensation Committee has discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the option plan. The option plan terminates ten years after September 27, 1999, the date that it was approved and adopted by the stockholders of SBS. Generally, a participant’s rights and interest under the option plan are not transferable except by will or by the laws of descent and distribution.

      Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of Class A common stock at a price fixed by the Compensation Committee. The option price may be lower than, equal to or higher than the fair market value of the underlying shares of Class A common stock, but in no event will the exercise price of an incentive stock option be less than the fair market value on the date of grant.

      Options expire no later than ten years after the date on which they are granted (five years in the case of incentive stock options granted to 10% or greater stockholders). Options become exercisable at such times and in such installments as the Compensation Committee determines. Notwithstanding this, any nonexercisable options will immediately vest and become exercisable upon a change in control of SBS. Upon termination of a participant’s employment with SBS, options that are not exercisable will be forfeited immediately and options that are exercisable will remain exercisable for twelve months following any termination by reason of an option holder’s death, disability or retirement. If termination is for any reason other than the preceding and other than for cause, exercisable options will remain exercisable for three months following such termination. If termination is for cause, exercisable options will not be exercisable after the date of termination. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or common stock of SBS) as the Compensation Committee may determine.

      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure of shares of SBS, the Compensation Committee will have the discretion to make any adjustments it deems appropriate in the number and kind of shares reserved for issuance upon the exercise of options and vesting of grants under the option plan and in the exercise price of outstanding options.

Non-Employee Director Stock Option Plan

      We also adopted a separate option plan for our non-employee directors. The terms of the plan provide that the Board of Directors has the discretion to grant stock options to any non-employee director. An aggregate of 300,000 shares of Class A common stock have been reserved for issuance under this option plan. The plan terminates ten years after September 27, 1999, the date that it was approved and adopted by the stockholders of SBS. The plan is administered by the Board of Directors. To date, each of our non-employee directors has been granted an option to purchase 50,000 shares of Class A common stock at the market price of the Class A common stock as of the respective grant date, with 20% of the option vesting immediately and the rest vesting ratably over a four-year period.

      Under the plan, any non-exercisable options will immediately vest and become exercisable upon a change in control of SBS. If a non-employee director ceases to be a member of the Board of Directors due to death, retirement or disability, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for their term. If a non-employee director’s service as a director is terminated for any reason other than the preceding, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for thirty days.

401(k) Plan

      We offer a tax-qualified employee savings and retirement plan (the “401(k) Plan”) covering our employees. Pursuant to the 401(k) Plan, an employee may elect to contribute to the 401(k) Plan 1%-15% from his annual salary, not to exceed the statutorily prescribed annual limit, which was $11,000 for 2002. We may, at our option and in our sole discretion, make matching and/or profit sharing contributions to the 401(k) Plan on behalf of all participants. To date, we have not made any such contributions. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees or by us to the 401(k) Plan and income earned on plan contributions are not taxable to employees until distributed to them and contributions by us will be deductible by us when, and if, made. The trustees under the 401(k) Plan, at the direction of each participant, invest such participant’s assets in the 401(k) Plan in selected investment options.

Limitations on Directors’ and Officers’ Liability

      Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for SBS to indemnify directors or officers.

      Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of SBS. Each director has entered into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers.

      We currently have insurance for the benefit of our directors and officers that provides for coverage of up to $30.0 million.

      There is a pending litigation claim against us and certain of our directors and officers concerning which such directors and officers may seek indemnification. On November 28, 2001, a complaint was filed against SBS in the United States District Court for the Southern District of New York and was amended on April 19, 2002. The amended complaint alleges that the named plaintiff, Mitchell Wolf, purchased shares of our Class A common stock pursuant to the October 27, 1999 prospectus and registration statement relating to our initial public offering which closed on November 2, 1999 (the “IPO”). The complaint was brought on behalf of Mr. Wolf and an alleged class of similarly situated purchasers, against SBS, eight underwriters and/or their successors-in-interest who led or otherwise participated in the IPO (collectively, the “Underwriters”), two members of our senior management team, one of whom is our Chairman of the Board of Directors, and an additional director (collectively, the “Individuals”). To date, the complaint, while served upon SBS, has not been served upon the Individuals, and no counsel has appeared for them.

      This case is one of more than 300 similar cases brought by similar counsel against more than 300 issuers, 40 underwriters and 1,000 individual defendants alleging, in general, violations of federal securities laws in connection with initial public offerings, in particular, failing to disclose that the underwriter defendants allegedly solicited and received additional, excessive and undisclosed commissions from certain investors in exchange for which they allocated to those investors material portions of the restricted shares issued in connection with each offering. All of these cases, including the one involving SBS, have been assigned for consolidated pretrial purposes to one judge of the United States District Court for the Southern District of New York. The issuer defendants in the consolidated case (“Issuer Defendants”) filed motions to dismiss the consolidated case. These motions to dismiss covered issues common among all Issuer Defendants in the consolidated cases. As a result of these motions, the Individuals were dismissed from one of the claims against them, specifically the Section 10b-5 claim.

      The Issuer Defendants are in the process of making multiple motions as a follow-up to the initial motion to dismiss. They drafted a motion for reconsideration to the Court, listing the reasons why various categories of Issuer Defendants should have been dismissed from certain claims. If the motion succeeds, SBS will be dismissed from one count in the complaint, specifically, the Section 10b-5 claim, and the Individuals will be dismissed from another count in the complaint, a Section 20(a) claim. The Issuer Defendants plan to file the motion for reconsideration in the near future. In addition to the motion for reconsideration, the Issuer Defendants will file individual second round motions concerning procedural defects that warrant dismissing certain defendants from the case. SBS believes that the grounds applicable to it will be set forth in the general motion to reconsider. With respect to discovery, at this point plaintiffs have chosen to focus on the underwriter defendants, and have not made any formal requests for the production of documents from the Issuer Defendants. We believe that we would have a valid claim against the Underwriters for indemnification in the event that the plaintiffs were to be awarded damages as a result of this lawsuit.

Compensation Committee Interlocks and Insider Participation

      During fiscal year 2002, the members of our Compensation Committee were three non-employee directors of SBS: Jason L. Shrinsky, Carl Parmer and Castor Fernandez. Mr. Fernandez resigned from the Board of Directors during the second quarter of fiscal year 2003. The Compensation Committee currently consists of Messrs. Shrinsky and Parmer. Raúl Alarcón, Jr., our Chairman of the Board of Directors, Chief Executive Officer and President, was a member of the Compensation Committee until his resignation on December 31, 2001. The Board of Directors also maintained a Stock Option Committee until the delegation of such committee’s functions to the Compensation Committee on May 6, 2002. During fiscal year 2002, the members of the Stock Option Committee were Messrs. Shrinsky, Parmer and Fernandez. See “Certain Relationships and Related Transactions.”

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      From August 1987 to September 2002, we leased a two-bedroom furnished condominium apartment in midtown Manhattan from Mr. Alarcón, Jr., our Chief Executive Officer, President and Chairman of the Board of Directors, for a monthly rent of $9,000. In September 2002, we terminated the apartment lease. The apartment was used by Mr. Alarcón, Jr. and others while in New York on SBS business. We believe that the lease for this apartment was at or below the market rate.

      In 1992, Mr. Alarcón, Sr., one of our directors, and Mr. Alarcón, Jr. acquired a building in Coral Gables, Florida, for the purpose of housing the studios of WCMQ-FM. In June 1992, Spanish Broadcasting System of Florida, Inc., a subsidiary of SBS, entered into a 20-year net lease with Messrs. Alarcón, Sr. and Alarcón, Jr. for the Coral Gables building which provides for a base monthly rent of $9,000. Effective June 1, 1998, the lease for this building was assigned to SBS Realty Corp., a realty management company owned by Messrs. Alarcón, Sr. and Alarcón, Jr. This building currently houses the offices and studios of all of our Miami stations. The lease for the stations’ previous studios expired in October 1993, was for less than half the space of the stations’ present studios and had a monthly rent of approximately $7,500. Based upon our prior lease for studio space, we believe that the lease for the current studios is at the market rate.

      The son of José Grimalt, a former SBS director who was a director during fiscal year 2002, was employed by SBS as an operations manager. He was paid $183,586 and a bonus of $5,000 for fiscal year 2002. As part of his compensation, we also paid the leasing costs for an automobile in the amount of $7,250. Mr. Grimalt’s daughter was employed by SBS as a sales researcher and was paid $70,000 for fiscal year 2002. As of May 2, 2003, Mr. Grimalt’s son and daughter are no longer employed by SBS.

      Jason L. Shrinsky, one of our directors, is a partner of Kaye Scholer LLP, which firm has regularly represented us as our legal counsel for more than eighteen years and will continue to do so. See “Security Ownership of Certain Beneficial Owners and Management.”

      Our corporate headquarters are located on one floor of a 21-story office building in Coconut Grove, Florida owned by Irradio Holdings Ltd., a Florida limited partnership, for which the general partner is Irradio Investments, Inc., a Florida subchapter S corporation, wholly-owned by Mr. Alarcón, Jr. Since November 1, 2000, we have been leasing our office space under a 10-year lease, with the right to renew for two consecutive five-year terms. We are currently paying a monthly rent of approximately $41,000 for this office space. We believe that the monthly rent we pay is at the market rate.

      During fiscal year 2002, we paid $139,775 of our share of expenses to South Broadcasting System, Inc., which is owned by Mr. Alarcón, Sr., for a special event that was co-sponsored by SBS and South Broadcasting System, Inc.

      See “Security Ownership of Certain Beneficial Owners and Management.”

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission (the “SEC”). Reporting Persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 29, 2002, all the Reporting Persons complied with all applicable filing requirements. We believe that with respect to the three-month transitional period ended December 30, 2001, all the Reporting Persons complied with all applicable filing requirements, except that one report covering one transaction by Castor Fernandez was filed late. In addition, we believe that two reports covering two separate transactions by William B. Tanner in fiscal year 2001 were filed late.

      The following Compensation Committee Report and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report or the performance graph by reference therein.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee reviews and approves the compensation of SBS’s executive officers, managers and key employees. During fiscal year 2002, the members of the Compensation Committee were three non-employee directors of SBS: Jason L. Shrinsky, Carl Parmer and Castor Fernandez. Mr. Fernandez resigned from the Board of Directors during the second quarter of fiscal year 2003. The Compensation Committee currently consists of Messrs. Shrinsky and Parmer. Raúl Alarcón, Jr., SBS’s Chief Executive Officer (“CEO”), President and Chairman of the Board of Directors, resigned as a member of the Compensation Committee effective December 31, 2001. Mr. Alarcón, Jr. serves as an advisor on all compensation matters before the Compensation Committee, other than those relating to his own compensation. The Stock Option Committee was dissolved on May 6, 2002 and its function of reviewing and approving all stock option grants to executive officers, managers and employees was delegated to the Compensation Committee on such date. During fiscal year 2002, prior to its dissolution, the Stock Option Committee’s members were Messrs. Shrinsky, Parmer and Fernandez.

      The objectives of SBS’s executive compensation program are to (1) set levels of compensation that will attract and retain superior executives in the highly competitive radio broadcasting environment, (2) emphasize performance-based compensation that reflects the executive officer’s individual contribution to SBS’s financial performance and (3) provide equity-based compensation to align the interests of executive officers with those of stockholders. In order to achieve these objectives, the executive compensation program consists of three primary components: salary, bonuses and stock options.

Executive Officer Compensation

      During fiscal year 2002, SBS had an employment agreement with each executive officer. The employment agreement of Raúl Alarcón, Jr. was entered into prior to the creation of the Compensation Committee, which was established on November 2, 1999 upon the completion of SBS’s initial public offering. William Tanner’s employment agreement and Joseph A. García’s current employment agreement were entered into on August 31, 2000 and December 7, 2000, respectively. Salary, salary increase and bonus recommendations for executive officers other than the CEO are proposed by the CEO, and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of all such compensation. The base salaries of executive officers are determined by reference to the officer’s experience level, length of employment, level of responsibility, historical salary paid and salaries for individuals in comparable positions paid by other companies in the radio broadcasting industry. Salary increases and bonuses are intended to reward performance and provide executive officers with financial incentives to meet annual performance targets. In reviewing salary increases and bonuses that are discretionary under the employment agreements, the Compensation Committee considers length of employment, individual performance and SBS’s performance, including performance relative to its competitors, performance relative to business conditions, and SBS’s success in meeting its financial objectives. The relative weight given to each factor may vary by individual in the Compensation Committee’s discretion.

      SBS employs equity-based compensation for executive officers, managers and other employees in order to provide incentives to build stockholder value and align the interests of these executive officers and employees with the interests of stockholders. Stock options are granted at the market price of SBS’s Class A common stock as of the date of grant and therefore have value only if the price of the Class A common stock increases over the exercise price. Proposals for stock option grants to executive officers, managers and other employees, other than the CEO, are presented to the Compensation Committee by the CEO and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of all such grants. In reviewing stock option grants, the Compensation Committee considers the same factors noted above for the granting of salary increases and bonuses as well as whether the grants will provide the intended incentives.

Chief Executive Officer Compensation

      On October 25, 1999, SBS entered into an amended and restated employment agreement with Raúl Alarcón, Jr., CEO, President and Chairman of the Board of Directors, which expires on December 31, 2004 and renews for successive one-year periods unless terminated by either party. Pursuant to the employment agreement, Mr. Alarcón, Jr. is entitled to receive an annual base salary of not less than $1,000,000 and a bonus, if earned. In fiscal year 2002, Mr. Alarcón, Jr. received a base salary of $1,226,888. Under the employment agreement, Mr. Alarcón, Jr. is entitled to an annual bonus based on same station annual broadcast cash flow growth or a greater amount granted at the discretion of the Board of Directors. In fiscal year 2002, Mr. Alarcón, Jr. received a bonus of $790,629 based on same station annual broadcast cash flow growth, consistent with the terms of his employment agreement. Pursuant to the agreement, Mr. Alarcón, Jr. is also entitled each year of his employment to receive options to purchase 100,000 shares of SBS’s Class A common stock.

Tax Deductibility of Executive Compensation

      Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that a public company may not deduct compensation paid to its chief executive officer or the company’s other four most highly compensated executive officers which exceeds $1,000,000 for any such officer in a given taxable year unless the compensation qualifies as “performance-based.” SBS may pay its executive officers compensation that is not deductible pursuant to Section 162(m) if the Compensation Committee deems such compensation to be necessary to meet SBS’s executive compensation objectives, and to be in the best interest of stockholders. SBS has made such non-deductible payments in the past and may do so in the future.

Respectfully submitted,

Compensation Committee:
Jason L. Shrinsky
Carl Parmer

      The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report by reference therein.

AUDIT COMMITTEE REPORT

      During fiscal year 2002, the Audit Committee consisted of three independent directors: Jason L. Shrinsky, Carl Parmer and Castor Fernandez. Although Mr. Fernandez resigned from the Audit Committee during fiscal year 2002, he attended three of the four Audit Committee meetings held during such year. The Audit Committee currently consists of Messrs. Shrinsky and Parmer. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information to be provided by SBS to any governmental body or the public, (ii) SBS’s systems of internal controls that management and the Board of Directors have established and (iii) SBS’s auditing, accounting and financial reporting processes generally. The Audit Committee’s primary duties and responsibilities are to: (i) serve as an independent and objective party to monitor SBS’s financial reporting process and internal control system, (ii) review and appraise the audit efforts of SBS’s independent accountants and the internal auditing process and (iii) provide an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

      Management is responsible for SBS’s internal controls and the financial reporting process. SBS’s independent public accountants are responsible for performing an independent audit of SBS’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

      The Audit Committee has reviewed and discussed with management and KPMG LLP, SBS’s independent public accountants, the audited consolidated financial statements of SBS for the three-month transitional period ended December 30, 2001 and the fiscal year ended December 29, 2002. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

      The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG LLP the latter’s independence. The Audit Committee has reviewed the provision of all non-audit services by KPMG LLP and has concluded, based upon the information provided by KPMG LLP, that the provision of these services was compatible with maintaining KPMG LLP’s independence.

      Based on the Audit Committee’s review and discussions noted above, as well as the representations of management and the written report and representations of KPMG LLP, the Audit Committee recommended to the Board of Directors that SBS’s audited consolidated financial statements be included in SBS’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002 for filing with the SEC.

Respectfully submitted,

Audit Committee:
Jason L. Shrinsky
Carl Parmer

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

      The graph below compares the cumulative total stockholder return on our Class A common stock with the cumulative total return on the Standard & Poor’s 500 Index and the Standard & Poor’s Broadcasting Index for TV, Radio and Cable from October 27, 1999, the date on which our Class A common stock began trading on the Nasdaq National Market, to December 29, 2002. Since our former fiscal year end was the last Sunday in September and our current fiscal year end is December 31, we have included stockholder return information for both September and December in the graph. The data set forth below assumes that the value of an investment in our Class A common stock and in each Index on October 27, 1999 was $100, and assumes the reinvestment of dividends.

      The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our Class A common stock.

COMPARISON OF CUMULATIVE TOTAL RETURN* FROM OCTOBER 27, 1999 TO

DECEMBER 29, 2002 AMONG SPANISH BROADCASTING SYSTEM, INC., THE
S&P 500 INDEX AND THE S&P BROADCASTING (TV, RADIO, CABLE) INDEX

*	$100 INVESTED ON OCTOBER 27, 1999 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS

Cumulative Total Return

	10/27/99	12/26/99	9/24/00	12/31/00	9/30/01	12/30/01	12/29/02

SBSA	$100.00	$188.75	$58.75	$25.00	$35.45	$48.45	$36.25
S&P 500	$100.00	$114.02	$114.22	$104.42	$83.12	$93.01	$71.31
S&P Broadcasting Index	$100.00	$127.91	$91.80	$90.43	$74.12	$87.15	$56.75

INDEPENDENT PUBLIC ACCOUNTANTS

      Our consolidated financial statements for the fiscal year ended December 29, 2002 have been audited by KPMG LLP, independent certified public accountants. Representatives of KPMG LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they so desire.

      In light of the nomination of two new individuals for election to the Board of Directors as independent members, we expect the Audit Committee to be reconstituted immediately after the Annual Meeting. The reconstituted Audit Committee will select SBS’s independent public accountants at a meeting to be held soon after the Annual Meeting. SBS has therefore decided not to seek the ratification of its independent public accountants for the fiscal year ending December 31, 2003, at this time.

      Subsequent to the end of fiscal year 2002, the Audit Committee pre-approved the engagement of KPMG LLP to provide audit and non-audit services to SBS until the date of the first Audit Committee meeting held after the Annual Meeting. The Audit Committee has not established formal pre-approval policies and procedures for engagement of SBS’s independent public accountants but expects to do so once the Audit Committee is reconstituted after the Annual Meeting.

AUDIT AND NON-AUDIT FEES

      The following table sets forth the aggregate fees billed to us for professional audit services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the fiscal year ended December 29, 2002, the three-month transitional period ended December 30, 2001 and the fiscal year ended September 30, 2001, review of the consolidated financial statements included in our Quarterly Reports on Form 10-Q for such periods and fees billed for other services rendered by KPMG LLP for such periods.

		Three-Month
	Fiscal Year Ended	Transitional Period	Fiscal Year Ended
	December 29,	Ended	September 30,
	2002	December 30, 2001	2001(1)

	(In thousands)
Annual audit fees(2)	$477	$126	$870
Audit related fees(3)	19	—	19
Tax fees(4)	511 (5)	50	216
All other fees(6)	127	—	307

Total fees for services	$1,134	$176	$1,412

(1)	Fees for the fiscal year ended September 30, 2001 have been reclassified in conformity with SEC release number 33-8183.

(2)	Annual audit fees are the fees billed for professional services rendered or estimated to be rendered for the audit of the consolidated financial statements and reviews of quarterly financial statements. This category also includes fees for two statutory audits required for Puerto Rico tax returns, debt compliance letters, review of registration statements and other documents filed with the SEC, and accounting consultations and research work necessary to comply with generally accepted auditing standards.

(3)	Audit related fees are the fees billed for the financial statement audit of SBS’s employee benefit plan.

(4)	Tax fees are the fees billed for professional services rendered for tax compliance, tax advice, and tax planning for our U.S. and Puerto Rico entities.

(5)	Tax fees for the fiscal year ended December 29, 2002 include professional services rendered in connection with our income tax returns for the fiscal year ended September 30, 2001, for the transitional period ended December 30, 2001 and for other services rendered during the fiscal year ended December 29, 2002. Due to the change in fiscal year, the transitional period ended December 30, 2001 for tax purposes was considered a separate taxable period that required an additional set of tax returns. Therefore, additional costs were incurred for the transitional period’s income tax returns and related tax consultation, which are included in the fiscal year ended December 29, 2002 tax fees.

(6)	All other fees are the fees for services other than those in the above three categories. This category includes certain advisory services such as internal audit assistance permitted by SEC rules during the applicable periods.

      The Audit Committee reviewed the provision of all non-audit services by KPMG LLP and concluded, based upon the information provided by KPMG LLP, that the provision of these services was compatible with maintaining KPMG LLP’s independence.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      In order for a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders to be held in 2004, such proposal must be submitted in writing and received by us at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer, no later than the close of business on February 20, 2004. In order to avoid controversy as to the date on which we received a proposal, stockholders should submit proposals by certified mail, return receipt requested. Stockholder proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

      If we have not received notice by the close of business on May 5, 2004 of any other stockholder proposal which is not to be included in the proxy materials for our next annual meeting but which a stockholder intends to propose for a vote at such meeting, then the persons named as proxies in the proxy materials for our next annual meeting may exercise discretionary voting authority with respect to such matter.

ANNUAL REPORT

      Our Annual Report on Form 10-K for the fiscal year ended December 29, 2002, containing our consolidated financial statements, has been mailed concurrently with the mailing of this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

      Any beneficial or record owner of our securities on the Record Date of May 12, 2003 may request and receive without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 29, 2002, including the consolidated financial statements and financial statement schedules thereto. Such request should be in writing and addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer.

OTHER MATTERS

      As of the date of this Proxy Statement, the Board of Directors does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

Coconut Grove, Florida

June 19, 2003

SPANISH BROADCASTING SYSTEM, INC.

Proxy Solicited on Behalf of the Board of Directors for the

Annual Meeting of Stockholders to Be Held on July 10, 2003

     The undersigned, acknowledging receipt of (1) notice of the annual meeting of stockholders to be held on July 10, 2003 at 10:00 a.m., Eastern time, in the Top of the Grand Ballroom of the Wyndham Grand Bay, 2669 South Bayshore Drive, Coconut Grove, Florida 33133, (2) the Proxy Statement relating to the meeting and (3) the 2002 Annual Report on Form 10-K, hereby revokes all prior proxies and appoints Raúl Alarcón, Jr. and Joseph A. García, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated herein, all shares of Class A common stock, par value $0.0001 per share, and all shares of Class B common stock, par value $0.0001 per share, of Spanish Broadcasting System, Inc., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the annual meeting of stockholders and any adjournment or adjournments thereof. These proxies are authorized to vote in their discretion upon such other matters as may properly come before the annual meeting or any adjournment(s) thereof.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned.

     If a choice is not specified with respect to the proposal, this proxy will be voted FOR such proposal.

     Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.

     EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.

HAS YOUR ADDRESS CHANGED?

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN THE PROPOSAL.

Proposal:	Election of Directors. For Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Jason L. Shrinsky, Carl Parmer, Jack Langer and Dan Mason.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write that nominee’s name in the space provided.) Exceptions:

☐    FOR ALL NOMINEES LISTED        ☐    WITHHOLD AUTHORITY TO VOTE FOR ALL

☐    FOR ALL NOMINEES EXCEPT

If authority to vote for the election of any nominee, or for all nominees, is not withheld, or if none of the boxes above is checked, this proxy will be deemed to grant authority to vote for all nominees.

Signature(s):

Please sign name(s) exactly as appearing hereon. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated:	, 2003
Mark, sign and date the proxy card and return it in the postage-paid envelope enclosed.